UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200 Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cooperation Agreement

As previously announced, on July 14, 2020, Organovo Holdings, Inc. (the “Company”) entered into a Cooperation Agreement with Keith Murphy, the founder and former chief executive officer of the Company.  Pursuant to the Cooperation Agreement, the Company’s Board of Directors (the “Board”) appointed Mr. Murphy and Adam Stern as directors on the Board, with terms expiring at the Company’s 2020 Annual Meeting of Stockholders, which was held on September 15, 2020 (the “2020 Annual Meeting”).  The Board also agreed, in connection with the 2020 Annual Meeting, to recommend, support and solicit proxies for (i) the re-election of Messrs. Murphy and Stern and (ii) an advisory stockholder vote (the “Advisory Nominees Proposal”) to appoint three individuals, Douglas Jay Cohen, David Gobel and Alison Tjosvold Milhous (collectively, the “Advisory Nominees”), to the Board. Mr. Murphy identified each of the Advisory Nominees.

In accordance with the Cooperation Agreement, the Company filed a definitive proxy statement for the 2020 Annual Meeting of Stockholders with the Securities and Exchange Commission (the “SEC”) on August 6, 2020 (the “Proxy Statement”), in which the Board recommended, supported and solicited proxies for the re-election of Messrs. Murphy and Stern and in favor of the Advisory Nominees Proposal.  If the final vote tabulation for the Advisory Nominees Proposal receives more votes cast “FOR” than “AGAINST” its approval, the Board has approved the appointment of the Advisory Nominees, to be automatically effective immediately following the final adjournment of the 2020 Annual Meeting. In addition, immediately following the appointment of the Advisory Nominees, each of our existing directors (other than Messrs. Murphy and Stern) will resign from the Board, which will result in Messrs. Murphy and Stern and the Advisory Nominees constituting the full membership of the Board (collectively, the “New Director Slate”).

As discussed in Item 5.07 below, at the 2020 Annual Meeting, the Company’s stockholders approved the re-election of Messrs. Murphy and Stern to the Board as Class III directors to hold office until the 2023 Annual Meeting of Stockholders.  The Company’s stockholders also approved the Advisory Nominees Proposal.

New Director Appointments

In accordance with the terms of the Cooperation Agreement, the Board appointed Douglas Jay Cohen, David Gobel and Alison Tjosvold Milhous to the Board, with the appointments effective upon the final adjournment of the 2020 Annual Meeting.  Ms. Milhous was appointed as a Class I director to hold office until the 2021 Annual Meeting of Stockholders and Messrs. Cohen and Gobel were appointed as Class II directors to hold office until the 2022 Annual Meeting.

Douglas Jay Cohen has served as president and Chief Executive Officer of IR Medtek LLC since January 2019, a medical device company developing a non-invasive probe for cancer detection by primary care physicians using a technology licensed from the Ohio State University. Prior to IR Medtek, Mr. Cohen served as President and Chief Executive Officer of Beacon Street Innovations, an advanced technology printing company from September 2016 to present. From January 1994 to September 2016, Mr. Cohen served as Vice President of Operations and Engineering at Screen Machine Industries, an industrial and construction heavy equipment manufacturer. As an active investor in startup companies, Mr. Cohen has invested in over 20 biotech startups in the past 10 years, including investing in Organovo in 2013 and maintaining a position in the company ever since. Mr. Cohen received a B.S. from the Massachusetts Institute of Technology. Mr. Cohen’s experience in the life sciences industry, his experience in managing emerging growth companies and his experience in developing business strategies qualifies him to be appointed as a member of our Board of Directors.

David Gobel has served as Chief Executive Officer of Methuselah Fund LLC since December 2016 and as Chief Executive Officer of Methuselah Foundation since September 2001, promoting increasing the healthy human lifespan by various means including; performance prizes, targeted grant making, education, and the creation/funding of biotech startups. Mr. Gobel became Chief Venture Strategist at Transportation Security Administration from January 2009 until March 2013, where he was responsible for strategic planning, innovation management and creation of a novel Venture Capital capability for TSA and then Department of Homeland Security by partnering with In-Q-Tel. Mr. Gobel was a member of the board of Volumetric Biotechnologies, from April 2018 to January 2020, a company that focuses on the development of bioholographic human tissue printing. Since July 2018, Mr. Gobel served as member of the board for Turn Bio, and since May 2020 as chairman of the board of Turn Bio. Mr.

Gobel has served as a board member of Leucadia Therapeutics since October 2015, and as an independent founding board member of Oisin Therapeutics since December 2014. Mr. Gobel’s previous services as chief executive officer for other biotechnology companies, his experience and expertise with human tissue printing companies and his extensive board experience qualify him to be appointed as a member of our Board of Directors.

Alison Tjosvold Milhous has 20 years of audit and technical accounting experience and is a certified public accountant. She is currently an independent consultant assisting public and private companies with accounting and reporting needs primarily within the life sciences and technology industries. Ms. Milhous was previously an audit partner at Grant Thornton LLP from August 2015 through September 2019 and held various positions with increasing responsibility at Grant Thornton from June 2002 as an audit associate through July 2015 as an audit senior manager. She began her career in June 2000 at Arthur Andersen LLP. Ms. Milhous served on the membership committee of Athena San Diego, a professional women’s leadership organization with a STEM focus, from August 2012 through September 2019 and was on the Pinnacle steering committee from September 2013 through April 2015. Ms. Milhous received a Bachelor of Science degree in Business Administration with a dual concentration in Accounting and Finance from California State Polytechnic University, San Luis Obispo. Ms. Milhous’ extensive financial and accounting experience and her experience providing audit and consulting services to life sciences companies qualify her to be appointed as a member of our Board of Directors.

Under the Company's nonemployee director compensation program, Ms. Milhous and Messrs. Murphy, Cohen, Gobel and Stern will receive an initial stock option award (the “Initial Option Award”) for 35,000 shares of the Company’s common stock. The Initial Option Award will have an exercise price equal to the closing market price of the Company’s common stock on the grant date, and will vest quarterly over three years measured from their  appointment date (i.e., September 15, 2020), subject to accelerated vesting in the event of a change of control. The Company’s form of Non-Employee Director Stock Option Award Agreement was filed with the Securities and Exchange Commission on June 9, 2015 as Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and is incorporated herein by reference.

There are no family relationships between any of the Company’s directors or executive officers.

Board Committee Assignments

Following the 2020 Annual Meeting, the Board approved the appointment of the Company’s directors to the following Board Committees:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Adam Stern	Member	Member
Douglas Jay Cohen	Member	Member	Chair
David Gobel		Chair	Member
Alison Tjosvold Milhous	Chair		Member

In making these assignments, the Board determined that each of Ms. Milhous and Messrs. Stern, Cohen and Gobel qualify as independent directors under the rules and regulations of the SEC and the continued listing requirements of the Nasdaq Stock Market (“Nasdaq”).  In addition, the Board determined that each of these directors satisfy the additional independence and eligibility qualifications established in the Charters governing such Committees and under the rules and regulations of the SEC and Nasdaq for serving on the applicable Committee.

New Officer Appointments

Following the adjournment of the 2020 Annual Meeting, the newly constituted Board of Directors appointed the following executive officers:

Executive Chairman and Principal Executive Officer

On September 15, 2020, the Board appointed Mr. Murphy as the Company’s Executive Chairman and Principal Executive Officer.  Mr. Murphy re-joined the Company’s Board in July 2020. Mr. Murphy is the Chief Executive Officer and Chairman of Viscient Biosciences, Inc. (“Viscient”), a private company that he founded in 2017 that is focused on drug discovery and development utilizing 3D tissue technology and multi-omics (genomics, transcriptomics, metabolomics). Mr. Murphy previously served as the President and Chief Executive Officer of Organovo from February 2012 through April 2017, and as Chairman from February 2012 through August 2017. Mr. Murphy also previously served as President, Chief Executive Officer, and Chairman of Organovo, Inc., Organovo’s primary operating company prior to its going-public transaction, from August 2007 to February 2012. Prior to founding Organovo, Mr. Murphy served in various roles at Amgen, Inc. from August 1997 to July 2007 including as Global Operations Leader for the osteoporosis/bone cancer drug Prolia/Xgeva (denosumab). Prior to joining Amgen, Mr. Murphy served at Alkermes, Inc., a biotechnology company, from July 1993 to July 1997, where he played a role on the development team for their first approved product, Nutropin (hGH) Depot. Mr. Murphy serves on the Board of Directors of Kintara Therapeutics (NASDAQ: KTRA).  He holds a BS in Chemical Engineering from MIT and is an alumnus of the UCLA Anderson School of Management.

The Company has retained Mr. Murphy through Multi Dimensional Bio Insight LLC (“MDBI”), a biotechnology consulting firm, pursuant to the terms of a consulting agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.  The Company has agreed to pay MDBI $375 per hour of services provided by Mr. Murphy.

The Board of Directors granted Mr. Murphy a stock option for 130,000 shares of common stock.  The option shares vest over a four-year period measured from September 15, 2020, with 25% of the option shares vesting on September 15, 2021, and the remainder of the option shares vesting over a 36-month period in 12 quarterly installments.  The exercise price was set at the stock closing price on September 15, 2020.  The options expire on September 14, 2030 unless sooner terminated by their terms.  The options will be granted under the 2012 Incentive Stock Plan (the “Plan”) and are subject to the terms of the Plan. The Company’s form of Executive Stock Option Award Agreement under the 2012 Equity Incentive Plan was filed with the SEC on June 9, 2015 as Exhibit 10.36 to the Company’s Annual Report on Form 10-K and is incorporated herein by reference.  The Plan was filed with the SEC on February 13, 2012 as Exhibit 10.15 to the Company’s Current Report on Form 8-K and is incorporated hereunder.

President and Chief Financial Officer

On September 15, 2020, the Board also appointed Chris Heberlig as President, Chief Financial Officer and Principal Financial Officer of the Company.  Mr. Heberlig is a seasoned executive with significant experience in managing and leading teams as well as overseeing the financial and operational responsibilities of private and publicly traded bio-technology companies.  He has over twenty years of experience and currently serves as a financial consultant focused on the life sciences industry, most recently serving at Danforth Advisors LLC since September 2020 and at 2C Advisory LLC since June 2020. His experience includes senior management roles, including previously serving as Executive Vice President and Chief Financial Officer of publicly held Kiniksa Pharmaceuticals Ltd. from August 2015 to March 2020 and as a consultant for the company until June 2020. Mr. Heberlig previously served as Senior Vice President, Finance and Business Operations and Chief Accounting Officer of publicly held, Synageva Biopharma Corp.  Earlier in his career, he held senior financial management positions at Panacos Pharmaceuticals Inc. and EPIX Pharmaceuticals Inc., both publicly traded biotechnology companies. Mr. Heberlig began his career at PwC, a national audit, tax, and advisory services firm. He received his MBA degree from Boston University and a BA in economics from St. Lawrence University. He is also a Certified Public Accountant.

The Company has retained Mr. Heberlig through Danforth Advisors, a financial consulting firm, pursuant to the terms of a consulting agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.  The Company has agreed to pay Danforth Advisors $375 per hour of services provided by Mr. Heberlig.  The Board of Directors granted Mr. Heberlig a stock option for 20,000 shares of common stock.  The option shares vest over a four-year period measured from September 15, 2020, with 25% of the option shares vesting on September 15, 2021, and the remainder of the option shares vesting over a 36-month period in 12 quarterly installments.  The exercise price was set at the stock closing price on September 15, 2020.  The options expire on September 14, 2030 unless sooner terminate by their terms.  The options will be granted under the Plan and the Company’s form of Executive Stock Option Award Agreement.

Chief Scientific Officer

On September 15, 2020, the Board also appointed Jeffrey N. Miner as Chief Scientific Officer of the Company.  Jeff has held management and executive leadership positions in pharmaceutical and life science companies for more than 20 years.  He has extensive biotech and pharmaceutical experience spanning discovery, preclinical, translational and clinical development.  He currently serves as co-founder and Chief Scientific Officer for Viscient, a position he has held since 2017.  Prior to co-founding Viscient, Dr. Miner was Executive Director of Biology at AstraZeneca from 2013 to 2017, and Senior Director of Ardea Biosciences, a member of the AstraZeneca group, from 2008 to 2013. From 1993 to 2007, he held positions of increasing responsibility, including Head of Molecular and Cellular Biology, at Ligand Pharmaceuticals. Dr. Miner is currently a Faculty Advisor and Molecular Biology Institute Associate at San Diego State University and is a Board Member of the Scientific Advisory Board for ARTA Bioscience.  Jeff completed a post-doctoral fellowship at the University of California San Francisco in 1993 on glucocorticoid receptor gene regulation in Keith Yamamoto's laboratory. He received his Ph.D. in Microbiology in 1989 from Oregon State University conducting graduate research in Virology in Dennis Hruby's laboratory and he received his B.S. degree in Biology from The College of Idaho in 1984.  Mr. Miner has drug discovery experience in the Inflammation, Oncology, Endocrine, Hepatology and Cardiovascular therapeutic areas and his work has led to, or enhanced, the development of multiple marketed medicines. His target areas of expertise include Nuclear Receptors, Kinases and Transporters. He has published over 70 peer reviewed articles and book chapters and is an inventor on multiple patents.

Pursuant to the terms of an offer letter, the Board set Mr. Miner’s annual base salary at $225,000.  The Board of Directors granted Mr. Miner a stock option for 100,000 shares of common stock.  The option shares vest over a four-year period measured from September 15, 2020, with 25% of the option shares vesting on September 15, 2021, and the remainder of the option shares vesting over a 36-month period in 12 quarterly installments.  The exercise price was set at the stock closing price on September 15, 2020.  The options expire on September 14, 2030 unless sooner terminate by their terms.  The options will be granted under the Plan and the Company’s form of Executive Stock Option Award Agreement. The Company intends to file the offer letter as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

General Counsel

On September 15, 2020, the Board also appointed Thomas Einar Jurgensen as General Counsel of the Company. Mr. Jurgensen has over 30 years of corporate, transactional and intellectual property legal experience and is licensed to practice in California, Colorado and before the United States Patent and Trademark Office.  Mr. Jurgensen is currently in private practice with Optima Law Group. APC in San Diego, California serving as its Managing Shareholder since he founded the firm in February 2011.  Optima Law Group serves a diverse base of life science and technology clients with a focus on early stage and emerging companies and also has offices in Boulder, Colorado.  He previously served as Managing Shareholder of Catalyst Law Group in San Diego, California from December 2003 to December 2010. From January 2001 to December 2003 he practiced corporate and intellectual property law with the Firm of Blanchard, Krasner and French in La Jolla, California while also serving as the Acting General Counsel of Ligand Pharmaceuticals, Inc.  Prior to that, Mr. Jurgensen served as Vice President and General Counsel for The Salk Institute for Biological Studies in La Jolla, California from January 1999 to December 2000, Vice President, General Counsel and Corporate Secretary for Molecular Biosystems, Inc. in San Diego, California from February 1997 to November 1998, and Assistant General Counsel at Ligand Pharmaceuticals, Inc. in San Diego, California from March 1993 to February 1997.  Mr. Jurgensen also was an Intellectual Property Attorney at Minnesota Mining and Manufacturing (3M) in St. Paul, Minnesota and an Associate Attorney with the law firm of Merchant and Gould, PA in Minneapolis, Minnesota.  Mr. Jurgensen received a Bachelor of Science degree in Biology with a Chemistry minor from the University of Wisconsin River Falls in May 1981.  He then received his Master of Science degree in Animal Ecology from Iowa State University in Ames, Iowa in December 1985 and conducted research in Southern Chile under grants from the National Science Foundation and the Organization of American States.  He received his law degree from the University of Oregon School of Law in May 1989 and was awarded Order of the Coif and served as Managing Editor on the Journal of Environmental Law and Litigation.  Mr. Jurgensen has been a Founder of numerous technology companies including Allylix, Inc.  He has served in a number of executive rolls at both private and public companies, including as CEO, President, Vice President, General Counsel and Secretary and has and still serves on several private company Board of Directors.

The Company has contracted with Optima Law Group of San Diego, CA to provide on-going legal services in the areas of intellectual property management and corporate transactional support and strategies. The Company intends to file its engagement agreement with the Optima Law Group of San Diego as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.  Pursuant to this arrangement, Mr. Jurgensen, the Managing Shareholder of Optima Law Group has been appointed to assist with legal support prior to the Company's annual meeting and to thereafter serve as the General Counsel of the Company on a part-time basis with compensation at the rate of $495 per hour plus reasonable expenses.  Mr. Jurgensen also serves as outside counsel to Viscient.  Mr. Jurgensen has provided full disclosure to both the Company and Viscient and is obtaining conflict waivers where appropriate.

The Board of Directors granted Mr. Jurgensen a stock option for 20,000 shares of common stock.  The option shares vest over a four-year period measured from September 15, 2020, with 25% of the option shares vesting on September 15, 2021, and the remainder of the option shares vesting over a 36-month period in 12 quarterly installments.  The exercise price was set at the stock closing price on September 15, 2020.  The options expire on September 14, 2030 unless sooner terminate by their terms.  The options will be granted under the Plan and the Company’s form of Executive Stock Option Award Agreement.

Relationship with Viscient

Messrs. Stern, Cohen and Gobel (through the Methuselah Foundation and the Methuselah Fund) have invested funds through a convertible promissory note in Viscient, but do not serve as an employee, officer or director of Viscient. Mr. Murphy is the Chief Executive Officer and Chairman of Viscient, Dr. Miner is the Chief Scientific Officer of Viscient and Mr. Jurgensen is outside legal counsel of Viscient.

Indemnification Agreements

The Company entered into an Indemnification Agreement with each of Ms. Milhous and Messrs. Cohen, Gobel, Heberlig, Miner and Jurensen. The Indemnification Agreements provide for indemnification and advancement of litigation and other expenses to each of the officers and directors to the fullest extent permitted by law for claims relating to their service to the Company or its subsidiaries. The Company’s form of indemnification agreement was filed with the SEC on February 13, 2012 as Exhibit 10.17 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Director Resignations

In accordance with the terms of the Cooperation Agreement, Carolyn Beaver, Taylor Crouch, Mark Kessel and Kirk Malloy, Ph.D. each resigned as directors, effective immediately following the final adjournment of the 2020 Annual Meeting and the appointment of Ms. Milhous and Messrs. Cohen and Gobel to the Board.  None of the resignations were the result of any disagreement with the Company related to its operations, policies or practices.

Executive Officer Resignations

As previously announced, on September 2, 2020, each of the Company’s existing executive officers, including Mr. Crouch, the Company’s Chief Executive and President, Craig Kussman, the Company’s Chief Financial Officer, and Jennifer Kinsbruner Bush, the Company’s General Counsel, Corporate Secretary and Compliance Officer, submitted contingent resignation letters.  In accordance with the Contingent Resignation Letters, each of these executive officers resigned from their employment and officer positions with the Company, effective immediately following the final adjournment of the 2020 Annual Meeting.

The foregoing summary of the Cooperation Agreement, the Indemnification Agreements, the 2012 Equity Incentive Plan, the Non-Employee Director Stock Option Award Agreement and the Executive Stock Option Award Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are incorporated herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

On September 15, 2020, the Company held its 2020 Annual Meeting virtually commencing at 9:00 a.m. Pacific Daylight Time.  Of the Company’s 130,618,203 shares of common stock issued and outstanding and eligible to vote as of the record date of July 17, 2020, a quorum of 97,702,052 shares, or approximately 74.79% of the eligible shares, were represented at the 2020 Annual Meeting either in person or by proxy.

A description of each matter voted upon at the 2020 Annual Meeting is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 6, 2020 (the “Proxy Statement”). The following actions were taken at the 2020 Annual Meeting:

1.

Election of Directors.  The Company’s stockholders elected Keith E. Murphy and Adam Stern as Class III directors, to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.  Each director nominee received more “FOR” votes than “WITHHOLD” votes.  The following table shows the number of votes cast “FOR” or “WITHHELD” and the number of  “BROKER NON-VOTES” for each nominee:

Director	For	Withheld	Broker Non-Votes
Keith E. Murphy	59,229,909	634,605	37,837,538
Adam Stern	59,147,657	716,857	37,837,538
2.

Advisory Vote to Approve Appointment of Three Additional Directors.  The Company’s stockholders approved, on an advisory basis, the Board’s appointment of three additional directors, Douglas Jay Cohen, David Gobel and Alison Tjosvold Milhous, immediately following the final adjournment of the 2020 Annual Meeting (the “Advisory Nominees Proposal”).  The Advisory Nominees Proposal received more “FOR” votes than “AGAINST” votes.  The following table shows the number of votes cast “FOR” or “AGAINST” and the number of “ABSTENTIONS” and “BROKER NON-VOTES” for the Advisory Nominees Proposal:

For	Against	Abstentions	Broker Non-Votes
54,368,360	5,112,456	383,698	37,837,538

3.

Ratification of Auditors.  The Company’s stockholders ratified the appointment of Mayer Hoffman McCann P.C., with the approval of 99.22% of the votes cast, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” submitted on this proposal:

For	Against	Abstentions
96,109,154	755,083	837,815

4.

Advisory Vote on the Compensation of the Named Executive Officers. The Company’s stockholders did not approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.  The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” and “BROKER NON-VOTES” submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
38,055,008	21,246,214	563,292	37,837,538

No other items were presented for stockholder approval at the Annual Meeting.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Cooperation Agreement, dated July 14, 2020, between the Company and Keith Murphy. (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on July 15, 2020).

10.2

Form of Non-Employee Director Stock Option Award Agreement (incorporated by reference from Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 as filed with the SEC on June 9, 2015).

10.3

Form of Executive Stock Option Award Agreement (incorporated by reference from Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 as filed with the SEC on June 9, 2015).

10.4	2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.15 to the Company’s Current Report on Form 8-K as filed with the SEC on February 13, 2012).

10.5	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.17 to the Company’s Current Report on Form 8-K , as filed with the SEC on February 13, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: September 17, 2020	/s/ Keith Murphy
Keith Murphy
Executive Chairman